     Exhibit 10.36(b)
AMENDMENT 2008-1
TO THE
GERARD S. CARLOZZI
PERFORMANCE STOCK AGREEMENT
DATED AS OF APRIL 2, 2007
     THIS AMENDMENT, dated as of January 2, 2008, between Integra LifeSciences Holdings Corporation, a Delaware Corporation (the “Company”) and Gerard S. Carlozzi (“Executive”).
RECITALS
     WHEREAS, pursuant to a Performance Stock Agreement, dated as of April 2, 2007, (the “Stock Agreement”) the Company granted to Executive an aggregate of 4,366 shares of common stock of the Company under the Integra LifeSciences Holdings Corporation 2003 Equity Incentive Plan, subject to certain performance goals and other restrictions;
     WHEREAS, the Company and Executive mutually desire to amend the Stock Agreement to comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended and the final regulations issued thereunder; and
     WHEREAS, Section 4.6 of the Stock Agreement provides that the Stock Agreement may be amended pursuant to a written agreement between the Company and Executive.
     NOW, THEREFORE, the Company and Executive hereby agree that, effective January 2, 2008, the Stock Agreement shall be amended as follows:
     1. The first sentence of Section 3.2 of the Stock Agreement is hereby amended in its entirety to read as follows:
“If the Participant has a Termination of Service on account of a termination by the Company without Cause, Good Reason, death or Disability prior to the end of the Performance Period, the Shares represented by the Performance Stock shall be issued to the Participant (or the Participant’s beneficiary, in the case of death) within sixty (60) days following the Participant’s Termination of Service.”
     2. The first sentence of Section 3.3 of the Stock Agreement is hereby amended in its entirety to read as follows:
“Except as provided in Section 3.2 above upon an acceleration event, after the end of the Performance Period, and subject to a determination of the Committee that the applicable Performance Goals have been met, the Shares represented by the Performance Stock for which the relevant goals have been attained shall be issued to the Participant or his legal representative on or after January 1, 2009 but prior to March 15, 2009. As soon as practicable thereafter or following an acceleration event described in Section 3.2 of this Award Agreement, the Company shall issue certificates evidencing the Shares represented by the Performance Stock and deliver such certificates to the Participant or his legal representative, free from any restrictions; provided, however, such Shares shall be subject to any such restrictions and conditions as required pursuant to Section 4.5 of the Award Agreement and those that the Company imposes on its employees in general with respect to selling its Shares.”
     3. A new Section 4.8 is hereby added to the Stock Agreement to read in its entirety as follows:
“Section 4.8. Section 409A. This Agreement is intended to comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the ‘Code’), and specifically, with the short-term deferral exemption of section 409A. Notwithstanding any provision in the Agreement to the contrary, if a payment is deemed as deferred compensation subject to the requirements of section 409A of the Code, such payment may only be made under the Agreement upon an event and in a manner permitted by section 409A of the Code. If a payment is not made by the designated payment date under the Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs. All payments to be made upon a Termination of Employment under this Agreement may only be made upon a ‘separation from service’ under section 409A of the Code. In no event may the Participant, directly or indirectly, designate the calendar year of payment.”
     4. In all respects not modified by this Amendment 2008-1, the Stock Agreement is hereby ratified and confirmed.
     IN WITNESS WHEREOF, the Company and Executive agree to the terms of the foregoing Amendment 2008-1, effective as of the date set forth above.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
By:	/s/ Stuart M. Essig
	Name:	Stuart M. Essig
	Title:	President and chief Executive Officer

EXECUTIVE
/s/ Gerard S. Carlozzi
Gerard S. Carlozzi

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